August 22, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of Amerilithium Corp. for the year ended December 31, 2012 and our report dated April 15, 2013, included in its Form 10-K.  We consent to all references to our firm included in or made a part of this registration statement.

Sincerely,

De Joya Griffith, LLC

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone:  (702) 563-1600 Fax: (702) 920-8049